LSB Industries, Inc.

Form S-8

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-1954497
(State of Incorporation)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue Oklahoma City, Oklahoma 73107
(Address of Principal Executive Offices) (Zip Code)

LSB Industries, Inc. 2008 Incentive Stock Plan
(Full Title of Plan)

____________________________

Heidi L. Brown, Esquire
Vice President and Managing Counsel
LSB INDUSTRIES, INC.
16 South Pennsylvania
Post Office Box 754
 Oklahoma City, Oklahoma 73101
(Name and address of agent for service)

(405) 235-4546
(Telephone number, including area code of
agent for service)
_____________________________

Copy to:
Irwin H. Steinhorn, Esquire
CONNER & WINTERS, LLP
One Leadership Square, Suite 1700
211 North Robinson
Oklahoma City, Oklahoma 73102
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☐                                                                                       Accelerated filer   ☒
Non-accelerated filer   ☐    (Do not check if a smaller reporting company)    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.10 par value	1,000,000 (1)	$22.88	$22,880,000	$899.18

(1)
This amount represents the maximum number of shares which are issuable pursuant to the LSB Industries, Inc.  2008 Incentive Stock Plan (“2008 Incentive Stock Plan”).  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which become issuable under the 2008 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding common stock of the Registrant.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $22.88 per share, such amount being the average high and low price of the common stock as reported on the American Stock Exchange on August  19, 2008.

LSB INDUSTRIES, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (Items 1 and 2) will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION

Item 3.  Incorporation of Documents by Reference.

The following documents filed by LSB Industries, Inc. (the “Registrant”) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated in this Registration Statement by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008;

2.	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2007, filed on March 27, 2008;

3.	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed on May 6, 2008;

4.	The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2008, filed on August 6, 2008;

5.	The Registrant’s Current Reports on Form 8-K, filed on January 3, March 14, March 27, April 1, May 14, June 6, July 24, July 29, and August 7, 2008;

6.	The Registrant’s Current Report on Form 8-K/A, filed on July 24, 2008; and

7.
The description of the Registrant’s common stock contained in the Registrant’s Form 8-A Registration Statement No. 001-07677, filed December 9, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. The Registrant’s certificate of incorporation includes such a provision.  Reasonable expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

The indemnification discussed in this Item 6 is not exclusive of any other rights the party seeking indemnification may possess.  The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number	Description

4.1
Restated Certificate of Incorporation, as amended, which the Registrant hereby incorporates by reference from Exhibit 3(i).1 to the Registrant’s Form S-1 Registration Statement, file no. 333-145721, effective November 11, 2007.

4.2	Restated Bylaws, dated December 19, 2007, which the Registrant hereby incorporates by reference from Exhibit 3.2 to the Registrant’s Form 8-K, filed December 20, 2007.

5.1	Opinion of Conner & Winters, LLP.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of Conner & Winters, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to the Registration Statement).

99.1
LSB Industries, Inc. 2008 Incentive Stock Plan, which the Registrant incorporates by reference to Exhibit A to Registrant’s Proxy Statement, filed May 8, 2008, for its 2008 Annual Meeting of Stockholders.

Item 9.  Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Oklahoma City, Oklahoma on August 20, 2008.

LSB INDUSTRIES, INC.

  Dated: August 20, 2008                 By: /s/ Jack E. Golsen
   Jack E. Golsen
  Chairman of the Board and Chief Executive Officer
  (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACK E. GOLSEN and HEIDI L. BROWN, and each or either of them, his or her attorney-in-fact, with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act necessary to be done in connection therewith, as fully, to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitutes, may lawfully or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

Dated: August 20, 2008	By:	/s/ Jack E. Golsen
Jack E. Golsen
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Dated: August 20, 2008	By:	/s/ Barry H. Golsen
Barry H. Golsen
Vice Chairman of the Board of Directors and President

Dated: August 20, 2008	By:	/s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President of Finance,
Chief Financial Officer (Principal Financial Officer), and Interim Corporate Controller (Principal Accounting Officer)

Dated: August 20, 2008	By:	/s/ David R. Goss
David R. Goss
Executive Vice President of Operations and Director

Dated: August 20, 2008	By:	/s/ Horace G. Rhodes
Horace G. Rhodes, Director

Dated: August 20, 2008	By:	/s/ Raymond B. Ackerman
Raymond B. Ackerman, Director

Dated: August 20, 2008	By:	/s/ Bernard G. Ille
Bernard G. Ille, Director

Dated: August __, 2008	By:
Robert C. Brown, M.D., Director

Dated: August __, 2008	By:
Charles A. Burtch, Director

Dated: August __, 2008	By:
Donald W. Munson, Director

Dated: August 20, 2008	By:	/s/ John A. Shelley
John A. Shelley, Director

Dated: August __, 2008	By:
Robert A. Butkin, Director

Dated: August 20, 2008	By:	/s/ Ronald V. Perry
Ronald V. Perry, Director